Exhibit 10.28

THE ROWE COMPANIES

2003 STOCK OPTION AND INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

NQSO NO.

This option is granted on                      20      (the “Grant Date”) by The Rowe Companies, a Nevada corporation (the “Corporation”), to                                  (“Optionee”), in accordance with the following terms and conditions:

1. Option Grant and Exercise Period. The Corporation hereby grants to the Optionee a Non-Qualified Stock Option (this “Option”) to purchase, pursuant to The Rowe Companies 2003 Stock Option and Incentive Plan (as the same may from time to time be amended, the “Plan”) and this Agreement, an aggregate of                      (the “Option Shares”) of the common stock of the Corporation, par value $1.00 per share (“Common Stock”), at the price of $  .       per share (the “Exercise Price”). A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached to this Agreement.

This Option shall be exercisable only during the period (the “Exercise Period”) commencing on the [Grant Date], and ending at 5:00 p.m., Elliston, Virginia time on the date ten years after the Grant Date, such later time and date being referred to as the “Expiration Date,” subject to earlier expiration in accordance with Section 5 in the event of a cessation of the Optionee’s Continuous Service.

2. Method of Exercise of this Option. Except as otherwise provided in this Agreement, this Option may be exercised at any time during the Exercise Period by giving written notice to the Corporation as hereinafter provided specifying the number of Option Shares to be purchased.

The notice of exercise of this Option must be in the form prescribed by the Committee referred to in Section 3 of the Plan and directed to the address set forth in Section 11 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made (i) in cash, which may be in the form of a check, bank draft or money order payable to the Corporation, or (ii) by delivering shares of Common Stock already owned by the Optionee having an aggregate Market Value equal to the aggregate Exercise Price, or (iii) a combination of cash and such shares. Payment instruments shall be received by the Corporation subject to collection. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option, a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or upon request, in the name of the Optionee (or such other person) and in the name of another in such form of joint ownership as requested by the Optionee (or such other person) pursuant to applicable state law

3. Delivery and Registration of Shares of Common Stock. The Corporation’s obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act of 1933, as amended, or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

4. Transferability of this Option. This Option may not be assigned, encumbered, or transferred except: (i) in the event of the death of the Optionee, by will or the laws of descent and distribution to the extent provided in Section 5 below; (ii) pursuant to a “domestic relations order,” as defined in Section 414(p)(1)(B) of the Code; or (iii) by gift to any member of the Optionee’s immediate family (as defined in Section 9 of the Plan) or to a trust for the benefit of one or more of such immediate family members. This Option is exercisable during the Optionee’s lifetime only by the Optionee or by a person acting with legal authority of the Optionee unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person acting with legal authority of the Optionee or to whom this Option is transferred.

5. Termination of Service or Death of the Optionee. Except as provided in this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall be exercisable only if the Optionee not incurred a cessation of Continuous Service at the time of such exercise.

If the Optionee shall cease to maintain Continuous Service for any reason other than Normal Retirement, death, isability or for Cause, then this Option, to the extent it is then exercisable, shall remain exercisable for the lesser of (A) three months following such cessation of Continuous Service and (B) the period of time remaining until the Expiration Date. If the Optionee shall cease to maintain Continuous Service due to Normal Retirement, then this Option, to the extent it is then exercisable, shall remain exercisable for the lesser of (A) five years following such cessation of Continuous Service and (B) the period of time remaining until the Expiration Date. If the Optionee shall cease to maintain Continuous Service due to Disability, then this Option, to the extent it is then exercisable,

NQSO-2

shall remain exercisable for the lesser of (A) one year following such cessation of Continuous Service and (B) the period of time remaining until the Expiration Date. If the Optionee shall cease to maintain Continuous Service due to termination for Cause, then this Option, to the extent not previously exercised, shall immediately be forfeited.

If the Optionee shall cease to maintain Continuous Service due to death, or if the Optionee should die during the three month, five year or one year period referred to in the immediately preceding paragraph, whichever is applicable, then this Option, to the extent exercisable immediately prior to the Optionee’s death, shall remain exercisable by the person to whom this Option has been transferred (whether prior to the Optionee’s death as permitted hereby or upon the Optionee’s death by will or by the laws of descent and distribution) for the lesser of (A) one year following the death of the Optionee and (B) the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option has been transferred (whether prior to the Optionee’s death as permitted hereby or upon the Optionee’s death by will or by the laws of descent and distribution), the amount by which the Market Value per share of Common Stock on the date of exercise of this Option exceeds the Exercise Price, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan.

6. Adjustments for Change in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

7. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing corporation and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Optionee shall have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

8. Stockholders’ Rights not Granted by this Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

NQSO-3

9. Withholding Tax. Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee’s compensation payable by the Corporation or any Affiliate to satisfy its withholding obligation, as determined in the sole discretion of the Corporation, subject to applicable federal, state and local law.

10. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of The Rowe Companies, 2121 Gardner Street, Elliston, Virginia 24087. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee’s address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or the Optionee, as the case may be.

12. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or the Optionee’s legal representatives or any person to whom this Option is transferred as permitted hereby with regard to any question arising under this Agreement or under the Plan.

13. Optionee Service. Nothing in this Option shall limit the rights of the Corporation or any of its Affiliates to terminate the Optionee’s service as an employee, officer or director or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

14. Amendment. The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of this Option consistent with the terms of the Plan, provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision hereof which may adversely affect the Optionee without the Optionee’s (or the Optionee’s legal representative’s) written consent.

15. Optionee Acceptance. The Optionee shall signify the Optionee’s acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy of this Agreement to the Corporation as the address set forth in Section 11 above.

NQSO-4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

THE ROWE COMPANIES

BY:
Gerald M. Birnabach
President

ATTEST:

Deborah C. Jacks

ACCEPTED:

«NAME»

(Street Address)

(City, State and Zip Code)

(Social Security Number)

NQSO-5